UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 23, 2009 (April 18, 2009)

EPIC ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-31357	94-3363969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Lake Robbins Dr., Suite 160
The Woodlands, Texas 77380
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (281)-419-3742

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 18, 2009, Rex P. Doyle’s employment as the Company’s Chief Executive Officer and Chairman of the Board terminated.  The Company and Mr. Doyle are currently discussing the possibility of an agreement to cover a potential severance package and other matters.

Appointment of Interim Chief Executive Officer and Chairman of the Board

On April 18, 2009, the Board of the Company appointed John S. Ippolito, the current President of the Company, to serve as the Chief Executive Officer of the Company on an interim basis until his successor has been chosen.  The Board of the Company also appointed Alan Carnrite, a current director of the Company, as Chairman of the Board of the Company until his successor has been chosen.

Except as described in this Report on Form 8-K, there have been no changes in the terms of the Company’s employment of either Mr. Ippolito or Mr. Carnrite.  Information set forth in the Company’s Form 10-K for the fiscal year ended December 31, 2008 is incorporated in this Item 5.02 by reference with respect to Mr. Ippolito’s and Mr. Carnrite’s respective employment terms, personal backgrounds (including work experience), ownership of the Company’s securities, and transactions related to the Company.

Item 7.01.  Regulation FD Disclosure.

On April 23, 2009, the Company issued a press release entitled “EPiC Announces Interim CEO And New Chairman.”  A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

Item 9.01.   Financial Statements and Exhibits.

Exhibit 99.1    Press Release dated April 23, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2009	EPIC ENERGY RESOURCES, INC.

	By:	/s/ Michael E. Kinney
Chief Financial Officer
Executive Vice President

INDEX TO EXHIBITS

Exhibit Number	Description
Exhibit 99.1	Press Release dated April 23, 2009